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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 20, 1999

                                      AMONG

                                   ARMCO INC.

                          AK STEEL HOLDING CORPORATION

                                       AND

                              AK STEEL CORPORATION




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
Article I                 THE MERGER1

           SECTION  1.1             The Merger............................................................................1

           SECTION  1.2             Effective Time........................................................................1

           SECTION  1.3             Closing of the Merger.................................................................2

           SECTION  1.4             Effects of the Merger.................................................................2

           SECTION  1.5             Certificate of Incorporation and Bylaws...............................................2

           SECTION  1.6             Directors.............................................................................2

           SECTION  1.7             Officers..............................................................................2

Article II                CONVERSION OF SECURITIES........................................................................3

           SECTION  2.1             Conversion of Securities..............................................................3

           SECTION  2.3             Exchange Funds........................................................................9

           SECTION  2.4             Exchange and Election Procedures......................................................9

           SECTION  2.5             Distributions with Respect to Unsurrendered Certificates.............................11

           SECTION  2.6             No Further Ownership Rights..........................................................11

           SECTION  2.7             No Fractional Shares of Parent Common Stock..........................................11

           SECTION  2.8             Dissenting Shares....................................................................13

           SECTION  2.9             Termination of Exchange Fund.........................................................14

           SECTION  2.10            No Liability.........................................................................14

           SECTION  2.11            Investment of the Exchange Funds.....................................................14

           SECTION  2.12            Lost Certificates....................................................................14

           SECTION  2.13            Withholding Rights...................................................................15

           SECTION  2.14            Stock Transfer Books.................................................................15

           SECTION  2.15            Affiliates...........................................................................15

Article III               REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................15

           SECTION  3.1             Organization and Qualification; Subsidiaries.........................................16

           SECTION  3.2             Capitalization of the Company and Its Subsidiaries...................................16

           SECTION  3.3             Authority Relative to This Agreement; Consents and Approvals.........................18

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           SECTION  3.4             SEC Reports; Financial Statements....................................................19

           SECTION  3.5             No Undisclosed Liabilities...........................................................20

           SECTION  3.6             Absence of Changes...................................................................21

           SECTION  3.7             Information Supplied.................................................................22

           SECTION  3.8             Consents and Approvals; No Violations................................................23

           SECTION  3.9             No Default...........................................................................24

           SECTION  3.10            Real Property........................................................................24

           SECTION  3.11            Litigation...........................................................................25

           SECTION  3.12            Company Permits; Compliance with Applicable Laws.....................................25

           SECTION  3.13            Employee Plans.......................................................................26

           SECTION  3.14            Labor Matters........................................................................27

           SECTION  3.15            Environmental Matters................................................................28

           SECTION  3.16            Taxes................................................................................31

           SECTION  3.17            Absence of Questionable Payments.....................................................33

           SECTION  3.18            Material Contracts...................................................................33

           SECTION  3.19            Insurance............................................................................34

           SECTION  3.20            Insurance Business...................................................................34

           SECTION  3.21            Intellectual Property................................................................35

           SECTION  3.22            Year 2000............................................................................36

           SECTION  3.23            Opinion of Financial Advisor.........................................................37

           SECTION  3.24            Brokers..............................................................................37

           SECTION  3.25            Accounting Matters; Tax Treatment....................................................37

           SECTION  3.26            Takeover Statutes....................................................................37

           SECTION  3.27            Amendment to the Company Rights Agreement............................................37

Article IV                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY........................................38

           SECTION  4.1             Organization.........................................................................38

           SECTION  4.2             Capitalization of Parent.............................................................38

           SECTION  4.3             Authority Relative to This Agreement.................................................39

           SECTION  4.4             SEC Reports; Financial Statements....................................................40

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           SECTION  4.5             No Undisclosed Liabilities...........................................................41

           SECTION  4.6             Absence of Certain Changes or Events.................................................41

           SECTION  4.7             Information Supplied.................................................................41

           SECTION  4.8             Consents and Approvals; No Violations................................................41

           SECTION  4.9             Compliance with Applicable Laws......................................................42

           SECTION  4.10            Absence of Questionable Payments.....................................................42

           SECTION  4.11            Year 2000............................................................................43

           SECTION  4.12            Opinion of Financial Advisor.........................................................43

           SECTION  4.13            Brokers..............................................................................43

           SECTION  4.14            Accounting Matters; Tax Treatment....................................................43

Article V                 COVENANTS RELATED TO CONDUCT OF BUSINESS.......................................................44

           SECTION  5.1             Conduct of Business of the Company...................................................44

           SECTION  5.2             Conduct of Business of Parent........................................................47

           SECTION  5.3             Access to Information................................................................48

Article VI                ADDITIONAL AGREEMENTS..........................................................................49

           SECTION  6.1             Preparation of S-4 and the Proxy Statement...........................................49

           SECTION  6.2             Letter of Accountants................................................................49

           SECTION  6.3             Meetings.............................................................................50

           SECTION  6.4             Reasonable Best Efforts..............................................................50

           SECTION  6.5             No Solicitation; Acquisition Proposals...............................................52

           SECTION  6.6             Public Announcements.................................................................54

           SECTION  6.7             Indemnification; Directors' and Officers' Insurance..................................54

           SECTION  6.8             Notification of Certain Matters......................................................55

           SECTION  6.9             Pooling..............................................................................56

           SECTION  6.10            Tax-Free Reorganization Treatment....................................................56

           SECTION  6.11            Employee Matters.....................................................................57

           SECTION  6.12            Affiliate Letters....................................................................57

           SECTION  6.13            SEC Filings..........................................................................57

           SECTION  6.14            Fees and Expenses....................................................................58

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           SECTION  6.15            Listing of Stock.....................................................................58

           SECTION  6.16            Antitakeover Statutes................................................................58

           SECTION  6.17            Combined Operations..................................................................59

Article VII               CONDITIONS TO CONSUMMATION OF THE MERGER.......................................................59

           SECTION  7.1             Conditions to Each Party's Obligations to Effect
                                    the Merger...........................................................................59

           SECTION  7.2             Conditions to the Obligations of the Parent and the
                                    Operating Company....................................................................60

           SECTION  7.3             Conditions to the Obligations of the Company.........................................62

Article VIII              TERMINATION; AMENDMENT; WAIVER.................................................................63

           SECTION  8.1             Termination by Mutual Agreement......................................................63

           SECTION  8.2             Termination by Either Parent or the Company..........................................63

           SECTION  8.3             Termination by the Company...........................................................64

           SECTION  8.4             Termination by Parent................................................................65

           SECTION  8.5             Effect of Termination and Abandonment................................................65

           SECTION  8.6             Amendment............................................................................67

           SECTION  8.7             Extension; Waiver....................................................................67

Article IX                MISCELLANEOUS..................................................................................67

           SECTION  9.1             Nonsurvival of Representations and Warranties........................................67

           SECTION  9.2             Entire Agreement; Assignment.........................................................67

           SECTION  9.3             Notices..............................................................................68

           SECTION  9.4             Governing Law........................................................................69

           SECTION  9.5             Descriptive Headings.................................................................69

           SECTION  9.6             Parties in Interest..................................................................69

           SECTION  9.7             Severability.........................................................................69

           SECTION  9.8             Specific Performance.................................................................70

           SECTION  9.9             Counterparts.........................................................................70

           SECTION  9.10            Interpretation.......................................................................70

           SECTION  9.11            Definitions..........................................................................71

           SECTION  9.12            Certain Ohio Matters.................................................................72

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Defined Terms                                                 Defined on Page
-------------                                                 ---------------



1998 Stock Incentive Plan..............................................39
Acquiring Person.......................................................38
Acquiring Person Statement.............................................49
Acquisition Proposal...................................................71
Antitrust Law..........................................................51
APB 16.................................................................56
Assumed Stock Option....................................................8
Audit Date.............................................................21
Average Parent Stock Price..............................................4
beneficial ownership...................................................71
beneficially own.......................................................71
Cash Election...........................................................6
Cash Election Notice....................................................6
Cash Election Percentage................................................6
CERCLA.................................................................29
Certificates............................................................9
Certificates of Merger..................................................1
Change of Control Provisions............................................5
Class A Preferred Stock.................................................4
Class B Preferred Stock.................................................4
Closing.................................................................2
Closing Date............................................................2
Code....................................................................1
Common Exchange Fund....................................................9
Common Merger Consideration.............................................4
Common Shares Trust....................................................12
Company.................................................................1
Company Agreements.....................................................23
Company Board..........................................................18
Company Common Stock....................................................3
Company Disclosure Schedule............................................15
Company Option Plans....................................................8
Company Permits........................................................25
Company Preferred Stock.................................................4
Company Required Approvals.............................................23
Company Requisite Vote.................................................18
Company Rights Agreement...............................................17
Company SEC Reports....................................................19
Company Stock Option....................................................8
Company Stockholder Meeting............................................50
Company Year 2000 Plan.................................................36
Confidentiality Agreement..............................................49
Control Shares Acquisition Law.........................................37
Covered Transactions...................................................37


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Defined Terms                                                 Defined on Page
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Current Premium........................................................54
Delaware Certificate of Merger..........................................1
DGCL....................................................................1
Dissenters Shares......................................................13
Distribution Date......................................................38
DOJ ...................................................................51
Effective Time..........................................................2
Election Form..........................................................10
Election Shares Trust..................................................12
Employee Benefit Plan..................................................26
Employee Benefit Plans.................................................26
Environmental Costs and Liabilities....................................29
Environmental Law......................................................29
Excess Common Shares...................................................12
Excess Election Shares.................................................12
Exchange Act...........................................................19
Exchange Agent..........................................................9
Exchange Ratio..........................................................3
Excluded Shares.........................................................3
Expenses...............................................................58
Expiration Date........................................................38
Final Conversion Date...................................................5
Financial Advisor......................................................37
FTC ...................................................................51
GAAP...................................................................19
Governmental Entity....................................................23
Guaranty...............................................................20
Hazardous Material.....................................................29
HSR Act................................................................23
Incentive Program.......................................................7
Indemnified Parties....................................................54
Insurance Departments..................................................23
Insurance Laws.........................................................35
Insurance Subsidiaries.................................................34
Intellectual Property..................................................36
know...................................................................71
knowledge..............................................................71
Law ...................................................................24
Lien...................................................................17
Lower Collar............................................................4
Material Adverse Effect................................................71
Material Contracts.....................................................34
Measurement Period......................................................4
Merger..................................................................1
Merger Consideration....................................................5
Multiemployer Plan.....................................................26


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Defined Terms                                                 Defined on Page
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Multiple Employer Plans................................................26
NNIC...................................................................20
NYSE....................................................................4
OCI ...................................................................20
OGCL....................................................................1
Ohio Certificate of Merger..............................................1
Operating Company.......................................................1
Orders.................................................................20
OSHA...................................................................29
Parent..................................................................1
Parent $3.625 Preferred Stock...........................................5
Parent and Operating Company Agreements................................42
Parent Board...........................................................40
Parent Common Stock.....................................................3
Parent Disclosure Schedule.............................................38
Parent Expenses........................................................66
Parent Preferred Stock.................................................38
Parent Required Approvals..............................................42
Parent Requisite Vote..................................................40
Parent Rights...........................................................3
Parent Rights Agreement.................................................3
Parent SEC Reports.....................................................40
Parent Stockholder Meeting.............................................50
Parent Year 2000 Plan..................................................43
Permits................................................................35
person.................................................................71
Preferred Exchange Fund.................................................9
Preferred Merger Consideration..........................................5
Proxy Statement........................................................22
Real Property Leases...................................................24
Release................................................................29
Remedial Action........................................................29
Representative.........................................................10
Rights.................................................................38
S-4 ...................................................................22
SAP Financial Statements...............................................19
SEC ....................................................................1
Securities Act.........................................................15
Share...................................................................3
Share Issuance.........................................................22
Shares..................................................................3
Stat...................................................................19
subsidiary.............................................................71
Superior Proposal......................................................52
Surviving Corporation...................................................1
Takeover Statutes......................................................37


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Defined Terms                                                 Defined on Page
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Tax Returns............................................................32
Taxes..................................................................32
Termination Date.......................................................63
Termination Notice......................................................4
Top-Up Intent Notice....................................................4
Voting Shares..........................................................18
WARN Act...............................................................28









                                      viii

                          AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER, dated as of May 20, 1999 is among ARMCO INC., an Ohio corporation (the "COMPANY"), AK STEEL HOLDING CORPORATION, a Delaware corporation ("PARENT"), and AK STEEL CORPORATION, a Delaware corporation and a direct wholly owned subsidiary (as hereinafter defined) of Parent (the "OPERATING COMPANY").

           WHEREAS, the respective Boards of Directors of the Company, Parent and the Operating Company, and Parent as the sole stockholder of the Operating Company, each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1), taken together, advisable and fair to, and in the best interests of, their respective stockholders;

           WHEREAS, for federal income Tax (as defined in Section 3.16) purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

           WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under APB 16 (as defined in Section 6.9(a)) and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); and

           NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Operating Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

           SECTION 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Ohio General Corporation Law (the "OGCL"), the Company shall be merged with and into the Operating Company (the "MERGER"). Following the Merger, the Operating Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall continue its corporate existence under the DGCL, and the separate corporate existence of the Company shall cease.

           SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, the Operating Company and the Company shall cause the Merger to be consummated by (i) filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware (the "DELAWARE CERTIFICATE OF MERGER") and (ii) filing a certificate of merger (the "OHIO CERTIFICATE OF MERGER" and, together with the Delaware Certificate of Merger, the "CERTIFICATES OF MERGER") complying with the


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OGCL with the Secretary of State of the State of Ohio, in each case as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the later of such filings or at such time thereafter as is provided in the Certificates of Merger (the "EFFECTIVE TIME").

           SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the tenth business day (or such fewer number of business days as Parent shall determine (upon not less than two business days' notice to the Company)) after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

           SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and the Operating Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and the Operating Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

           SECTION 1.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Operating Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with such Certificate of Incorporation and the DGCL. The Bylaws of the Operating Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with such Bylaws, the Certificate of Incorporation and the DGCL.

           SECTION 1.6 Directors. The directors of the Operating Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

           SECTION 1.7 Officers. The officers of the Operating Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.


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                                   ARTICLE II

                            CONVERSION OF SECURITIES

           SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of shares of Company Common Stock (as defined in Section 2.1(c)) or Company Preferred Stock (as defined in Section 2.1(d)):

           (a) Securities of the Operating Company and Parent. The issued and outstanding securities of the Operating Company shall remain outstanding and shall be unchanged as a result of the Merger. The issued and outstanding securities of Parent shall remain outstanding and shall be unchanged as a result of the Merger.

           (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company, or by Parent, the Operating Company or any other subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

           (c) Conversion of Company Common Stock. Subject to the provisions of
Section 2.1(e), each share of common stock, par value $.01 per share, of the Company (including the associated Rights (as defined in the Company Rights Agreement referred to in Section 3.2(a)), "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than Shares to be cancelled in accordance with Section 2.1(b) and any Dissenters Shares (as defined in Section 2.8) (collectively, "EXCLUDED SHARES")), shall be converted into and be exchangeable for the right to receive a fraction (rounded to the nearest ten thousandth) of a fully paid and non-assessable share of common stock, par value $.01 per share, of Parent (including the associated rights (the "PARENT RIGHTS") to purchase shares of Series A Junior Preferred Stock pursuant to the Rights Agreement, dated as of January 23, 1996, between Parent and The Bank of New York as predecessor to The Fifth Third Bank, as Rights Agent (the "PARENT RIGHTS AGREEMENT"), "PARENT COMMON STOCK"), such fraction to be in the ratio provided below (the "EXCHANGE RATIO"). If the Average Parent Stock Price (as hereinafter defined) is:

           (i) greater than $28.21, the Exchange Ratio shall be $8.00 divided by the Average Parent Stock Price;

           (ii) equal to or greater than $26.44 but less than or equal to $28.21, the Exchange Ratio shall be fixed at 0.2836;

           (iii) equal to or greater than $22.00 but less than $26.44, the Exchange Ratio shall be $7.50 divided by the Average Parent Stock Price; or


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           (iv)       less than $22.00 (the "LOWER COLLAR"), the Exchange Ratio
                      shall be fixed at 0.3409;

provided that if the Average Parent Stock Price is less than the Lower Collar, the Company shall have the right to give written notice to Parent (a "TERMINATION NOTICE") that the Company elects to terminate this Agreement. Any Termination Notice shall be delivered to Parent no later than 5:00 p.m. New York City time on the first business day following the last day of the Measurement Period (as hereinafter defined). If the Company delivers a timely Termination Notice, Parent shall have the right to give written notice to the Company (the "TOP-UP INTENT NOTICE") that Parent elects to increase the Exchange Ratio such that the product of the Exchange Ratio as so increased and the Average Parent Stock Price shall equal $7.50. Any Top-Up Intent Notice shall be delivered to the Company no later than 5:00 p.m. New York City time on the third business day prior to the date of the Company Stockholder Meeting (as defined in Section 6.3(a)). As used herein, the "AVERAGE PARENT STOCK PRICE" shall mean the average of the per share closing prices of Parent Common Stock (rounded to the nearest ten thousandth) on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another nationally recognized source) during the ten consecutive trading day period (the "MEASUREMENT PERIOD") ending on the sixth trading day prior to the Company Stockholder Meeting). All shares of Parent Common Stock issued pursuant to this Section 2.1(c), together with the cash (if any) to be delivered pursuant to Section 2.1(e)(i) and any cash in lieu of fractional shares to be paid in respect of such Parent Common Stock pursuant to Section 2.7, is referred to herein as the "COMMON MERGER CONSIDERATION".

           (d) Conversion of Company Preferred Stock.

                     (i) Each share of Class A Preferred Stock of the Company, no par value ("CLASS A PREFERRED STOCK"), other than the $3.625 Cumulative Convertible Preferred Stock of the Company (the "$3.625 PREFERRED STOCK"), and each share of Class B Preferred Stock of the Company, par value $1.00 per share ("CLASS B PREFERRED STOCK" and collectively with the Class A Preferred Stock, the "COMPANY PREFERRED Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock held by the Company, Parent or the Operating Company) shall be converted into and be exchangeable for the right to receive, at the election of the holder of such share made in accordance with Section 2.4(b), (x) cash in an amount equal to the redemption price of such class or series of the Company Preferred Stock, if such share of Company Preferred Stock were redeemed by the Company immediately prior to the Effective Time in accordance with the Amended Articles of Incorporation of the Company (plus an amount equal to the dividends that would have accrued on such Company Preferred Stock from the Effective Time through the Final Conversion Date (as hereinafter defined)) or (y) the number of shares of Parent Common Stock such holder would have been entitled to receive pursuant to Section 2.1(c) if such holder had converted such Company Preferred Stock into shares of Company Common Stock immediately prior to the Effective Time in


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           accordance with the Amended Articles of Incorporation of the Company, plus a cash payment in the amount of any accrued and unpaid dividend which such holder would have been entitled to receive upon the conversion of such shares of Company Preferred Stock in accordance with the Amended Articles of Incorporation of the Company if the date of the conversion was the date of the holder's election to take shares of Parent Common Stock under this clause (y); provided, that if such holder fails to make such election in accordance with Section 2.4(b) within 30 days following the mailing by the Surviving Corporation of a notice to each such holder that the Effective Time has occurred (such 30th day following such mailing being referred to herein as the "FINAL CONVERSION DATE"), each such share of Company Preferred Stock held by such holder shall be converted into and be exchangeable for the right to receive cash in accordance with clause
           (x) of this Section 2.1(d)(i).

                     (ii) Subject to the provisions of Section 2.1(e), each share of $3.625 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of $3.625 Preferred Stock held by the Company, Parent or the Operating Company) shall be converted into and be exchangeable for the right to receive one share of Parent Preferred Stock (as defined in Section 4.2(a)), designated as Parent's $3.625 Cumulative Convertible Preferred Stock ("PARENT $3.625 PREFERRED STOCK"), which stock shall have the same rights, preferences, privileges, qualifications, limitations and restrictions as the $3.625 Preferred Stock, except that, subject to the provisions of paragraph 8 of Subdivision E of Section 2 of Article Fourth of the Amended Articles of Incorporation of the Company (the "CHANGE OF CONTROL PROVISIONS"), the rate at which the $3.625 Preferred Stock of the Company is convertible into Company Common Stock immediately prior to the Effective Time shall be multiplied by the Exchange Ratio to determine the initial rate at which Parent $3.625 Preferred Stock shall be convertible into Parent Common Stock following the Effective Time.

           The cash to be delivered pursuant to Section 2.1(d)(i) and, if applicable, Section 2.1(e)(ii), the shares of Parent $3.625 Preferred Stock to be issued pursuant to Section 2.1(d)(ii) and, if applicable, the shares of Parent Common Stock to be issued pursuant to Section 2.1(d)(i) or 2.1(e)(ii), together with any cash in lieu of fractional shares to be paid in respect of such Parent Common Stock pursuant to Section 2.7, is referred to herein as the "PREFERRED MERGER CONSIDERATION" and, together with the Common Merger Consideration, is referred to as the "MERGER CONSIDERATION".

           (e) Parent Cash Election. Notwithstanding the provisions of Sections 2.1(c) and 2.1(d)(ii), if Parent's independent accountants do not deliver the letter contemplated by Section 6.9(b) hereof as of the date the S-4 (as defined in Section 3.7) is declared effective:

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           (i) Parent shall have the right (the "CASH ELECTION"), by written notice (the "CASH ELECTION NOTICE") to the Company delivered prior to the date the S-4 is declared effective, to cause up to 25% of the Shares to be converted into the right to receive cash in lieu of Parent Common Stock. The Cash Election Notice shall specify the percentage (expressed as a fraction, the "CASH ELECTION PERCENTAGE") of the Shares to be so converted into cash. If a Cash Election Notice is delivered, each Share (other than Excluded Shares) shall be converted into and be exchangeable for the right to receive (x) cash in an amount equal to the product of (A) the Per Share Value (as hereunder defined) and (B) the Cash Election Percentage and (y) a fraction of a share of Parent Common Stock equal to the product of (C) the Exchange Ratio and (D) one (1) minus the Cash Election Percentage. For purposes of this Section 2.1(e)(i), "Per Share Value" shall mean: if the Average Parent Stock Price is (q) greater than $28.21, $8.00; (r) equal to or greater than $26.44 but less than or equal to $28.21, the Average Parent Stock Price multiplied by the Exchange Ratio; (s) equal to or greater than $22.00 but less than $26.44, $7.50; or (t) less than $22.00, the Average Parent Stock Price multiplied by the Exchange Ratio (unless the Company gives a Termination Notice and Parent gives a Top-Up Intent Notice, in which case the Per Share Value shall be $7.50); and

           (ii) each share of $3.625 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of $3.625 Preferred Stock held by the Company, Parent or the Operating Company) shall be converted into and be exchangeable for the right to receive, at the election of the holder of such share made in accordance with Section 2.4(b), (x) cash in an amount equal to the redemption price of the $3.625 Preferred Stock, if such share of $3.625 Preferred Stock were redeemed by the Company immediately prior to the Effective Time in accordance with the Amended Articles of Incorporation of the Company (plus an amount equal to the dividends that would have accrued on such $3.625 Preferred Stock from the Effective Time through the Final Conversion
Date) or (y) the greater of (A) the number of shares of Parent Common Stock such holder would have been entitled to receive pursuant to Section 2.1(c) if such holder had converted such $3.625 Preferred Stock into shares of Company Common Stock immediately prior to the Effective Time in accordance with the Amended Articles of Incorporation of the Company and (B) the number of shares of Parent Common Stock such holder would have been entitled to receive pursuant to Section 2.1(c) if such holder had converted such $3.625 Preferred Stock into shares of Company Common Stock pursuant to the Change of Control Provisions plus a cash payment in the amount of any accrued and unpaid dividend which such holder would have been entitled to receive upon the conversion of such $3.625 Preferred Stock in accordance with the Amended Articles of Incorporation of the Company if the date of conversion was the date of the holder's election to take shares of Parent Common Stock under this clause (y); provided, that if such holder fails to make such election in accordance with Section 2.4(b) within 45 days following the mailing by the Surviving Corporation of a notice to each such holder that the Effective Time has occurred, each share of $3.625 Preferred Stock held by such holder shall be converted into and be exchangeable for the right to receive cash in accordance with clause (x) of this Section 2.1(e)(ii).

           (f) Certain Adjustments. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of shares of Parent Common Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

           (g) Tax Opinion Adjustment. If, based on the Merger Consideration payable pursuant to Sections 2.1(c) and 2.1(d), and taking into account Section 2.1(e), the tax opinions referred to in Sections 7.2(d) and 7.3(d) hereof cannot be delivered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable Federal income tax principles relating to reorganizations under Section 368(a) of the Code (as reasonably determined by Weil, Gotshal & Manges LLP and Arnold & Porter, such determination to be made
(v) assuming that each share of Company Preferred Stock, other than the $3.625 Preferred Stock and shares of Company Preferred Stock held by the Company, Parent or the Operating Company, shall be converted into cash, (w) if the provisions of Section 2.1(e) are applicable, by taking into account the Cash Election Percentage and assuming that each share of $3.625 Preferred Stock, other than shares of $3.625 Preferred Stock held by the Company, Parent or the Operating Company, shall be converted into cash (x) taking into account Dissenters Shares and cash issued in lieu of fractional shares, if any, (y) using the Closing Date Price (as hereinafter defined) as the measure of value of the shares of Parent Common Stock issued as Merger Consideration and (z) requiring that the total value of such Parent Common Stock issued as Merger Consideration represent no less than 45% of the total consideration issued and to be issued in the Merger to all holders of Shares), then the Common Merger Consideration shall be adjusted by reducing, to the extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered to the holders of Shares, for each Share converted, and in lieu thereof delivering to such holders such number of shares of Parent Common Stock equal to (x) the amount by which the cash component of the Common Merger Consideration is reduced, pursuant to this clause, in order to enable the rendering of the tax opinions, divided by (y) the Closing Date Price.

           For purposes hereof, the "Closing Date Price" of a share of Parent Common Stock shall be the closing sales price of Parent Common Stock as reported on the NYSE as of the close of the trading day immediately prior to the Closing Date.


           SECTION 2.2 Stock Options

           (a) As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Board of Directors of the Company administering Company's 1988 Stock Option Plan, 1993 Long-Term Incentive Plan, Amended 1993 Long-Term Incentive Plan, 1996 Incentive Plan and 1997-1999 Long-Term Incentive Program (the "INCENTIVE PROGRAM") (collectively, the "COMPANY

OPTION PLANS" )) shall take such action as may be required to effect the following provisions of this Section 2.2(a). Subject to the provisions of
Section 16 of the Exchange Act (as defined in Section 3.4), as of the Effective Time each option to purchase Shares pursuant to the Company Option Plans (a "COMPANY STOCK OPTION") which is then outstanding shall be converted into an option (or a new substitute option shall be granted) (an "ASSUMED STOCK OPTION") to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the Assumed Stock Options shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the converted Company Stock Option immediately prior to the Effective Time. The Company (including any committee of the Board of Directors administering the Company Option Plans) shall take such action as may be necessary to provide that the vesting of the exercisability of any Company Stock Option will not be accelerated through the Merger or this Agreement, except as otherwise provided in the Company Option Plans or in any agreement in effect on the date hereof between the Company and any holder of a Company Stock Option.

           (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.2) after giving effect to the Merger and the provisions set forth above. Parent shall comply with the terms of the Company Option Plans.

           (c) Parent shall take such actions as are reasonably necessary for the conversion of the Company Option Plans or the Company Stock Options pursuant to this Section 2.2, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by this
Section 2.2. Parent shall prepare and file with the SEC, and use its reasonable best efforts to cause to become effective, on or prior to the date of the Effective Time a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options and shall maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall use all reasonabl efforts to administer the Company Option Plans assumed pursuant to this Section
2.2 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Company Option Plan complied with such Rule prior to the Merger.

           SECTION 2.3 Exchange Funds.

           (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Common Merger Consideration and Company Preferred Stock for the Preferred Merger Consideration (the "EXCHANGE AGENT").

           (b) At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 2.3(b) shall hereinafter be referred to as the "COMMON EXCHANGE FUND."

           (c) At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of the Company Preferred Stock, cash payable pursuant to Section 2.1(d)(i) or 2.1(e)(ii) in exchange for outstanding shares of Company Preferred Stock, and certificates representing the Parent Common Stock and/or Parent $3.625 Preferred Stock issuable pursuant to
Section 2.1(d). Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to
Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 2.3(c) shall hereinafter be referred to as the "PREFERRED EXCHANGE FUND."

           SECTION 2.4 Exchange and Election Procedures.

           (a) Subject to Section 2.4(b), as soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares or outstanding shares of Company Preferred Stock (the "CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (A) shares of Parent Common Stock or Parent $3.625 Preferred Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares or shares of Company Preferred Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.1, 2.5 or 2.7. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock or Parent $3.625 Preferred Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares or shares of Company Preferred Stock to such a transferee if the Certificate representing such Shares or shares of Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

           (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate representing Company Preferred Stock, in addition to the letter of transmittal and instructions referred to in Section 2.4(a), an election form in such form as Parent and Company shall mutually agree (each, an "ELECTION FORM"), together with instructions for effecting the election to be made by such holder pursuant to Section 2.1(d) or 2.1(e). Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to choose to receive the alternate forms of consideration set forth in Section 2.1(d) or 2.1(e) for all (but not less than all) such holder's shares of Company Preferred Stock. Holders of record of shares of Company Preferred Stock who hold such shares as nominees, trustees or in other representative capacities (each, a "REPRESENTATIVE") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all of the shares of Company Preferred Stock held by such Representative for a particular beneficial owner. Election Forms in respect of Company Preferred Stock (other than $3.625 Preferred Stock) must be properly completed and submitted on or before 5:00 p.m. (New York City time) on the 30th day following the mailing of the Election Form and accompanying instructions by the Exchange Agent. Election Forms in respect of $3.625 Preferred Stock must be properly completed and submitted on or before 5:00 p.m. (New York City time) on the 45th day following the mailing of the Election Form and accompanying instructions by the Exchange Agent. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates and the letter of transmittal contemplated by Section 2.4(a). Any Election Form may be revoked or changed by the person submitting such Election Form on or prior to the applicable election deadline.

           Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and submitted or revoked and to disregard immaterial defects in forms of election. If Parent (or the Exchange Agent) shall determine that any purported Election was not properly made, such purported Election shall have no force or effect. The decision of Parent (or the Exchange Agent) in all such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.


           SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate representing Shares of Company Common Stock with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

           SECTION 2.6 No Further Ownership Rights. From and after the Effective Time, dividends shall cease to accrue on the Company Preferred Stock. All shares of Parent Common Stock and Parent $3.625 Preferred Stock issued and cash paid upon conversion of the Shares and the shares of Company Preferred Stock in accordance with the terms of this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares and the shares of Company Preferred Stock.

           SECTION 2.7 No Fractional Shares of Parent Common Stock.

           (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

(b) Notwithstanding any other provision of this Agreement, each holder of Shares or Company Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount and in the manner described below:

                     (i) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock that would be issuable pursuant to Section 2.1(c) but for the operation of this Section 2.7 over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Shares giving effect to the operation of this Section 2.7 (such excess being herein called the "EXCESS COMMON SHARES"). Following the Effective Time, the Exchange Agent, as agent for the holders of Shares, shall sell the Excess Common Shares at then prevailing prices on the NYSE, all in the manner provided in subsection (iii) of this Section 2.7.

                     (ii) As promptly as practicable following the 30-day election period referred to in Section 2.1(d)(i) and the 45-day election period referred to in Section 2.1(e)(ii), the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock that would be issuable pursuant to Section 2.1(d) but for the operation of this Section 2.7 over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Shares giving effect to the operation of this Section 2.7 (such excess being herein called the "EXCESS ELECTION SHARES"). Following the applicable election period, the Exchange Agent, as agent for the holders of the Company Preferred Stock, shall sell the Excess Election Shares at then prevailing prices on the NYSE, all in the manner provided in subsection (iii) of this Section 2.7.

                     (iii) The sale of the Excess Common Shares and Excess Elected Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Common Shares as promptly following the Effective Time and the Excess Election Shares following the applicable election period as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Shares or the holders of the Company Preferred Stock, the Exchange Agent will hold such proceeds in trust for such holders (the "COMMON SHARES TRUST" and the "ELECTION SHARES TRUST," respectively). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled. The Exchange Agent shall determine the portion of the Election Shares Trust to which each applicable holder of shares of Company Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Election Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder of applicable Company Preferred Stock is entitled (after taking into account all Company Preferred Stock held at the end of the applicable election period by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of applicable Company Preferred Stock are entitled.

                     (iv) Notwithstanding the provisions of subsections (i) and
           (ii) of this Section 2.7, Parent may elect prior to the Effective Time, in lieu of the issuance and sale of Excess Common Shares and Excess Election Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Shares and Company Preferred Stock an amount in cash equal to the product of (A) such fractional part of a share of Parent Common Stock multiplied by (B) the closing price on the NYSE (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the date of the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Common Shares, Excess Election Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (iv). In such event, Excess Common Shares and Excess Election Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.7.

                     (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding (and without interest), to such holders.

           SECTION 2.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has exercised dissenters' rights in respect of such shares of Company Common Stock or Company Preferred Stock in accordance with the OGCL ("DISSENTERS SHARES") shall not be converted into a right to receive the applicable Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his dissenters' or objecting shareholders' rights. Dissenters Shares shall be treated in accordance with
Section 1701.85 of the OGCL. If after the Effective Time such holder fails to perfect or withdraws or otherwise loses his right to demand the payment of fair value for Dissenters Shares under the OGCL, such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall be treated as if they had been converted as of the Effective Time into a right to receive the applicable

Merger Consideration without interest. The Company shall give Parent prompt notice of any demands received by the Company for the exercise of dissenters' rights with respect to shares of Company Common Stock or Company Preferred Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. In the event any amounts shall become due and payable in respect of such demands, such amounts shall be paid by the Company.


           SECTION 2.9 Termination of Exchange Fund.. Any portion of the Common Exchange Fund or the Preferred Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time (and any portion of either Exchange Fund that is not required to be distributed by reason of stockholders' elections (or the absence thereof) pursuant to Section 2.1) shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration exchangeable for such Certificates to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to
Section 2.5. Any such portion of the Common Exchange Fund or the Preferred Exchange Fund remaining unclaimed by holders of Shares or shares of Preferred Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.8)) shall, to the extent permitted by Law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto.

           SECTION 2.10 No Liability. None of Parent, the Operating Company, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Common Exchange Fund or the Preferred Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           SECTION 2.11 Investment of the Exchange Funds. The Exchange Agent shall invest any cash included in the Common Exchange Fund or the Preferred Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent, and any loss will be restored promptly by Parent.

           SECTION 2.12 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

           SECTION 2.13 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares or shares of Preferred Stock of such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

           SECTION 2.14 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares or shares of Company Preferred Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

           SECTION 2.15 Affiliates. Notwithstanding anything to the contrary herein, no shares of Parent Common Stock, Parent $3.625 Preferred Stock or cash shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 6.12 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or for purposes of qualifying the Merger for "pooling of interests" under APB 16 and the applicable SEC rules and regulations, until such person has executed and delivered to Parent the written agreement contemplated by Section 6.12.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and the Operating Company as follows:

           SECTION 3.1 Organization and Qualification; Subsidiaries.

           (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

           (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

           (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (d) The Company has heretofore delivered to Parent accurate and complete copies of the articles or certificate of incorporation and codes of regulations, bylaws or other similar organizational documents, as currently in effect, of each of the Company and each of its subsidiaries.

           SECTION 3.2 Capitalization of the Company and Its Subsidiaries.

           (a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, and (ii) 6,697,231 shares of Class A Preferred Stock and 5,000,000 shares of Class B Preferred Stock. As of April 30, 1999, (i) 108,704,326 shares of Company Common Stock were issued and outstanding (of which 2,028,873 shares of Company Common Stock were "Restricted Shares" under the Company's benefit plans); (ii) 5,261,520 shares of Company Common Stock were subject to outstanding options issued pursuant to the Company's benefit plans; (iii) 22,681,261 shares of Company Common Stock were reserved for issuance upon conversion of Company Preferred Stock; (iv) 34,081 shares of Company Common Stock were reserved for issuance pursuant to the outstanding stock unit grants under the 1995 Directors Stock Purchase and Deferred Compensation Plan; and (v) no shares of Company Common Stock were issued and held in the treasury of the Company. As of the date hereof, (i) 1,697,231 shares of Class A $2.10 Cumulative Convertible Preferred Stock, 2,700,000 shares of Class A $3.625 Cumulative Convertible Preferred Stock, and no shares of Participating Preferred Stock, are issued and outstanding and 990,000 shares of Class B $4.50 Cumulative Convertible Preferred Stock are issued and outstanding; and (ii) 750,000 shares of Participating Preferred Stock are reserved for issuance upon exercise of the rights pursuant to the Rights Agreement (as hereinafter defined). Section

3.2 of the Company Disclosure Schedule sets forth a complete and correct list of all holders of options to acquire Shares, including such person's name, the number of options (vested, unvested and total) held by such person and the exercise price for each such option. All the outstanding shares of Company Common Stock are, and all shares of Common Stock issuable upon the exercise of outstanding options described in the third sentence of this Section 3.2 will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule and except for the Company's obligations under the Rights Agreement, dated as of February 23, 1996 (the "COMPANY RIGHTS AGREEMENT"), between the Company and The Fifth Third Bank, as rights agent, and except for the transactions contemplated by this Agreement,
(1) there are no shares of capital stock or other voting securities of the Company authorized, issued or outstanding, (2) there are no outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, voting securities or other equity interest in the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, or (3) there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock of the Company.

           (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote, transfer or sell the same, except as may be provided as a matter of Law) except for (i) any limitations under the Orders (as defined in Section 3.4(b) hereof) and (ii) any directors' qualifying shares. There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

           SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals.

           (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of Parent and the Operating Company, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

           (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved
(i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the voting stock of the Company (which is comprised solely of the Company Common Stock and the Class A Preferred Stock (collectively, the "VOTING SHARES")) (voting as a single class) as of the record date for the Company Stockholders Meeting, and the affirmative vote of the holders of a majority of the Voting Shares, excluding such shares which are Interested Shares (as defined by Section 1701.01(CC) of the OGCL) of the Company (voting as a single class) (together, the "COMPANY REQUISITE VOTE") are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other vote of the stockholders of the Company is required by law, the articles of incorporation or the code of regulations of the Company or otherwise in order for the Company to approve and adopt this Agreement or to consummate the transactions contemplated hereby. The Company Board has also approved this Agreement and the transactions contemplated hereby, including the Merger, for the purposes of Chapter 1704 of the Ohio Revised Code if and to the extent that Chapter 1704 is applicable thereto.

           SECTION 3.4 SEC Reports; Financial Statements.

           (a) The Company has filed all required forms, reports and documents with SEC since January 1, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1996, 1997 and 1998; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1996; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1996 (the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, since January 1, 1999, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

           (b) The Company has previously furnished Parent with copies of audited annual and unaudited quarterly convention statements as filed with the domiciliary state insurance department of each Insurance Subsidiary (as defined in Section 3.9(b)) as of and for the years ended December 31, 1998, 1997, and 1996, and the quarter ended March 31, 1999, prepared in conformity with accounting practices prescribed or permitted (including, without limitation, accounting practices permitted by OCI in connection with the Orders, each as defined below) by the National Association of Insurance Commissioners or the insurance regulatory authority in the states in which the Insurance Subsidiaries (as defined in Section 3.20(a)) are domiciled ("STAT"), consistently applied throughout the specified period, except as permitted by OCI in the Orders or as set forth in Section 3.18(xi) of the Company Disclosure Schedule (collectively, the "SAP FINANCIAL STATEMENTS"). Each of the SAP Financial Statements fairly presents in all material respects the financial position of the applicable Insurance Subsidiary as of its date and each of the statements of operation included in the SAP Financial Statements fairly presents in all material respects the respective statutory financial positions and the result of operations of the applicable Insurance Subsidiary for the period therein set forth, in each case in accordance with Stat, consistently applied throughout the specified period, except as permitted by OCI in the Orders or as set forth in Section 3.18(xi) of the Company Disclosure Schedule. Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, each of the SAP Financial Statements was correct in all material respects when filed and there were no material omissions therefrom. The exhibits and schedules included in the SAP Financial Statements, when considered in relation to the basic statutory financial statements included therein, present fairly in all material respects the information shown therein in accordance with Stat and the SAP Financial Statements comply in all material respects with all applicable regulatory requirements, as modified or waived by the applicable insurance regulatory authority. "Orders" shall mean the orders issued by OCI in connection with the run-off of Northwestern National Insurance Company ("NNIC") including, without limitation, the Orders in case numbers 93-C23510, 94-C23861, 95-C24204, 96-C24597 and 97-C25031, and the documents and other orders referred to therein. "OCI" shall mean the Office of the Commissioner of Insurance of the State of Wisconsin.

           (c) Except for the Guaranty (as hereinafter defined), neither the Company nor any of its subsidiaries (i) has entered into any agreement, commitment or understanding, written or otherwise (that is in effect on the date hereof or will be in effect on the Closing Date), with any Governmental Entity or Insurance Department which would obligate them to provide any form of financial or balance sheet support of any nature whatsoever to Armco Financial Services Corporation, Armco Insurance Group, Inc. and/or the Insurance Subsidiaries, (ii) has any liabilities or obligations of any nature whatsoever, whether or not accrued, contingent or otherwise, to any Person to provide any form of financial or balance sheet support to Armco Financial Services Corporation, Armco Insurance Group, Inc, and/or the Insurance Subsidiaries,
(iii) has knowledge of any claims, allegations, disputes or assertions by any Person, including Insurance Departments, that any agreement or obligation of the type referred to in subsection (i) or (ii) of this Section exist. "GUARANTY" shall mean the "Run-Off and Surplus Agreement," dated December 30, 1993 between Armco Financial Services Corporation, Armco Insurance Group, Inc. and Northwest National Insurance Company of Milwaukee which constitutes Exhibit A to the Order of the Office of the Commissioner of Insurance of the State of Wisconsin, dated December 30, 1993 (Case No. 93-C23510) as amended by the Orders, and the agreements referred to therein, pursuant to which Armco Financial Services Corporation and Armco Insurance Group, Inc. agreed to, among other things, maintain the policyholder surplus of Northwestern National Insurance Company at prescribed levels.

           SECTION 3.5 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Company SEC Reports filed prior to the date hereof and (b) liabilities or obligations incurred in the ordinary course of business which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports filed prior to the date hereof, as set forth in Section 3.6 of the Company Disclosure Schedule or as permitted by
Section 5.1, since December 31, 1998 (the "AUDIT Date") the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

           (a) any event, change, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (other than any event, occurrence, development or state of circumstances or facts resulting primarily from (i) changes in general economic conditions or (ii) events or developments generally affecting the industry in which the Company and its subsidiaries operate);

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than payment of the Company's regular quarterly cash dividend on Preferred Stock), or any repurchase, redemption or other acquisition by the Company or any subsidiary of any Company securities;

           (c) any amendment of any term of any outstanding security of the Company or any subsidiary;

           (d) (i) any incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money (A) other than in the ordinary and usual course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary and usual course of business consistent with past practice) or (B) in connection with any acquisition or capital expenditure permitted by Section 5.1 or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

           (e) any creation or assumption by the Company or any subsidiary of any Lien on any material asset of the Company or any subsidiary other than in the ordinary and usual course of business consistent with past practice;

           (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company or
(iii) loans or advances to employees of the

Company or any subsidiary made in the ordinary and usual course of business consistent with past practice;

           (g) (i) any contract or agreement entered into by the Company or any subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

           (h) any material change in any method of accounting or accounting principles or practice by the Company or any subsidiary, except for any such change required by reason of a change in GAAP; or

           (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries (it being acknowledged and agreed that the hiring of employees in the ordinary course of business on an at-will basis shall not be deemed the entering into of an employment or similar agreement); (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

           SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement (the "SHARE ISSUANCE") pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the Company Stockholder Meeting (as hereinafter defined) and the Parent Stockholder Meeting (as defined in Section 4.5) to be held in connection with the Merger and the Share Issuance (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger or the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

           SECTION 3.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the NYSE, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the New York State Insurance Department, the Wisconsin Insurance Department and any other applicable state insurance and regulatory agency (collectively, the "INSURANCE DEPARTMENTS"), the filing and recordation of the Certificates of Merger as required by the DGCL and the OGCL, filings under Environmental Laws (as defined in Section 3.15) and as otherwise set forth in Section 3.8 to the Company Disclosure Schedule (collectively, the "COMPANY REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, including Insurance Departments (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (other than in respect those to be obtained from Insurance Departments) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or certificate of incorporation or code of regulations or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "COMPANY AGREEMENTS"), or (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect on the Company. Section 3.8 of the Company Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

           SECTION 3.9 No Default. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its articles or certificate of incorporation, code of regulations, bylaws or other organizational documents,
(ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, except, in the case of (ii) and (iii), for violations which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent or materially delay the performance of this Agreement by the Company.

           SECTION 3.10 Real Property.

           (a) Section 3.10(a) of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries that is used as a manufacturing or office facility or is otherwise material to the conduct of the business of the Company and its subsidiaries, taken as a whole. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's of any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

           (b) Section 3.10(b) of the Company Disclosure Schedule sets forth all leases, subleases and other agreements (the "REAL PROPERTY Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property that is used as a manufacturing or office facility or is otherwise material to the conduct of the business of the Company and its subsidiaries, taken as a whole. The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rent and other sums and charges payable by the Company and its subsidiaries as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

           (c) No party to any such Real Property Leases has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to any material breach or default thereunder.

           SECTION 3.11 Litigation. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date hereof or as set forth in Section 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date hereof, there is no judgment, order, writ, injunction or decree outstanding against the Company or its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.12 Company Permits; Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except (other than in respect of the Company Permits of the Insurance Subsidiaries) for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance in all material aspects with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except that no representation or warranty is made in this Section 3.12 with respect to Environmental Laws and except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the

Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

           SECTION 3.13 Employee Plans.

           (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, all employment, executive compensation, consulting or other compensation agreements, and all stock option, stock award, stock purchase or other equity-based compensation, deferred compensation, severance, salary continuation, life insurance, bonus or other incentive compensation programs or arrangements, and directors' benefit, bonus or other incentive compensation arrangements, for which the Company or any of its subsidiaries has any obligation to or liability, contingent or otherwise, (each, an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"); other than Employee Benefit Plans which do not cover any of the Company's employees whose annual compensation exceeds $100,000, officers or directors, have been in existence for at least two years without material modification, and which (i) are fully funded through insurance policies or assets held in trusts, (ii) are welfare benefit plans covering only bargaining unit employees during their employment and their eligible dependents for which the costs of all accrued liabilities have been properly reflected in the Company's financial statements, or (iii) are terminable at will without more than 60 days' prior notice or consent and without any penalty or additional payment in excess of benefits accrued prior to the date of termination (and such accrued benefits have been properly reflected as liabilities in the Company's financial statements). Section 3.13(a) of the Company Disclosure Schedule separately identifies each Employee Benefit Plan which is subject to Title IV of ERISA. None of the Employee Benefit Plans is a multiemployer plan, as defined in
Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS").

           (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans set forth in Section 3.13(a) of the Disclosure Schedule have been delivered to Parent by the Company (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Form 5500 and schedules thereto; (iii) the most recent financial actuarial valuation, if applicable; and (iv) summary plan descriptions. Company has made available to Parent the actuary or actuaries who are responsible for each Employee Benefit Plan that is (i) a welfare plan providing for post-employment medical or death benefit coverage or (ii) subject to Title IV of ERISA.

           (c) As of the date hereof, (i) all contributions or other payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date therefor (including any valid extension); (ii) the Company and its subsidiaries have performed all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; and (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan, except for such events, acts or omissions that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule or could not reasonably be expected to have a Material Adverse Effect on the Company:

                     (i) Neither the Company nor any ERISA Affiliate has terminated any Title IV Plan for which there is any outstanding liability under Title IV of ERISA, and no event has occurred that could reasonably be expected to result in any liability under Title IV of ERISA (other than payment of PBGC premiums which are not overdue).

                     (ii) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or Parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.

           (e) Each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Pension Plan or the exemption of such trust.

           (f) Except as set forth in Section 3.13(f) or 6.11 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

           SECTION 3.14 Labor Matters.

           (a) Section 3.14(a) of the Company Disclosure sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore delivered to Parent true and complete copies of (i) the employment agreements listed on
Section 3.14(a) of the Company Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on

Section 3.14(a) of the Company Disclosure Schedule, together with all material amendments, modifications and supplements thereto and side letters materially affecting the duties, rights and obligations of any party thereunder.

           (b) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

           (c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, there are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries which do or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the operations of the Company.

           (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

           (e) The Company and each of its subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

           (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), neither the Company nor any of its subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act, or any similar state, local or foreign Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act, or any similar state, local or foreign Law) affecting any site of employment or facility of the Company or any of its subsidiaries.

           SECTION 3.15 Environmental Matters.

           (a) For purposes of this Agreement:

                     (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                     (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (33 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

                     (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

                     (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries; and

                     (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment;

           (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

           (b) Except as set forth in Section 3.15 of the Company Disclosure
Schedule:

                     (i) The operations of the Company and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for noncompliance that does not and would not reasonably be expected to result in the Company and its subsidiaries incurring material Environmental Costs and Liabilities, and the Company is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent material compliance in the future;

                     (ii) The Company and its subsidiaries have obtained and will, as of the Closing Date, maintain all material permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses;

                     (iii) The Company and its subsidiaries are not subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                     (iv) The Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the material violation of or material liabilities (real or potential), in each case, individually or in the aggregate, under any Environmental Law;

                     (v) Neither the Company nor any of its subsidiaries has any material contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site);

                     (vi) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                     (vii) There is not now, nor to the Company's knowledge, has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or
           (C) any polychlorinated biphenyls; and

                     (viii) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws.

           (c) None of the exceptions set forth in Section 3.15 of the Company Disclosure Schedule is reasonably likely to result in the Company and its subsidiaries incurring Environmental Costs and Liabilities which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (d) The Company has provided Parent and Purchaser with copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company and its subsidiaries.

           SECTION 3.16 Taxes. Except as disclosed on Section 3.16 of the Company Disclosure Schedule:

           (a) Each of the Company and each subsidiary of the Company has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise required to be paid by the Company or a subsidiary of the Company, have been timely paid.

           (b) The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any subsidiary of the Company. No liens for Taxes exist with respect to any asset of the Company or any subsidiary of the Company, except for statutory liens for Tax not yet due.

           (c) The Federal income Tax Returns of the Company and each subsidiary of the Company have been examined by and settled with the United States Internal Revenue Service (or the applicable statute of limitations has expired) for all years through 1994, and the material state income and franchise Tax Returns of the Company and each subsidiary of the Company have been examined by and settled with the applicable state Tax authorities for the years specified in Section 3.16(c) of the Company Disclosure Schedule. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

           (d) Neither the Company nor any subsidiary of the Company has any obligation under any agreement (either with any person or any taxing authority) with respect to Taxes.

           (e) Neither the Company nor any subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

           (f) Neither the Company nor any subsidiary of the Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

           (g) No audit or other administrative or court proceedings are pending with respect to Federal income or state income or franchise Taxes of the Company or any subsidiary of the Company and no notice thereof has been received. No issue has been raised by any taxing authority in any presently pending Federal income or state income or franchise Tax audit that could be material and adverse to the Company or any subsidiary of the Company for any period after the Effective Time.

           (h) No claim has been made by a taxing authority in a jurisdiction where neither the Company nor any subsidiary of the Company files state income or franchise Tax Returns that the Company or any subsidiary of the Company is or may be subject to income or franchise taxation in that jurisdiction.

           (i) Neither the Company nor any subsidiary of the Company is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or
Section 280G of the Code.

           (j) The Company has made available to Parent true and complete copies of (i) all Federal income and all material state income and franchise Tax Returns of the Company and its subsidiaries filed for the preceding three taxable years for which filings have been made and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company or any subsidiary of the Company.

           (k) No subsidiary of the Company owns any Shares.

           (l) For purposes of this Agreement:

           "TAXES" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes including all interest, penalties and additions imposed with respect to such amounts.

           "TAX RETURNS" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

           SECTION 3.17 Absence of Questionable Payments.

           (a) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

           SECTION 3.18 Material Contracts.

           (a) Section 3.18 of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written or oral contracts and agreements (and all material amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party materially affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, all: (i) employment, severance, personal services or consulting contracts (other than any such contracts that are terminable without penalty upon not more than 90 days notice), and all non-competition or indemnification contracts with current or former directors, officers or employees of the Company or any of its subsidiaries (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) material license agreements relating to Intellectual Property (as defined in Section 3.21) granting to the Company a license to practice technology used in the conduct of its current operations; (iii) contracts granting a right of first refusal or first negotiation for essential properties, services or supplies, or material sales not in the ordinary course; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease (including leases in connection with financing transactions) of any properties or assets of the Company with a value in excess of $3 million (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1996; (vi) material contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing (A) indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred (including guaranties) or (B) Liens securing any such indebtedness; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries, or would restrict the ability of Parent or any of its subsidiaries, to compete in any geographic area or line of business;

(ix) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect the Company or any of its subsidiaries against fluctuations in interest rates, currency exchange rates or the prices of certain commodities and raw materials; (x) to the extent not otherwise required to be disclosed pursuant to any other clause of this Section 3.18(a), contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof;
(xi) contracts, agreements or understandings with Insurance Departments; and
(xii) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "MATERIAL CONTRACTS"). Except as set forth in Section
3.18 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of (x) the consummation of the transactions contemplated hereby or (y) the termination of such employment or consulting following such consummation.

           (b) Each of the Material Contracts is in full force and effect. There is no breach or default under any Material Contract either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Company or, to the Company's knowledge, any other party, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.19 Insurance. Section 3.19 of the Company Disclosure Schedule sets forth a list of insurance policies (including information on the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company or any of its subsidiaries which policies have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice. The Company has delivered to Parent a true and correct copy of the claims history under such policies from January 1, 1998 through the date hereof.

           SECTION 3.20 Insurance Business.

           (a) Set forth in Section 3.20(a) of the Company Disclosure Schedule is a list of all subsidiaries of the Company engaged in the insurance business (the "INSURANCE SUBSIDIARIES") and each jurisdiction in which the regular conduct of the business of each

Insurance Subsidiary requires it to be qualified as an insurer. Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, no certificate of authority with respect to any jurisdiction set forth in Section 3.20(a) of the Company Disclosure Schedule has been revoked, restricted, suspended, limited or modified nor is any such certificate of authority the subject of a proceeding for revocation, restriction, suspension, limitation or modification, nor is any Insurance Subsidiary operating under any formal or informal agreement or understanding with the licensing authority of any state which restricts its authority to do business or requires any Insurance Subsidiary to take, or refrain from taking, any action.

           (b) Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, each of the Insurance Subsidiaries holds in full force and effect all licenses, franchises, permits and authorizations ("PERMITS") necessary for the conduct of their respective businesses as currently conducted under and pursuant to any applicable Insurance Law (as defined below) relating to the Company and the Subsidiaries, and there has been no violation of any Permit nor has it received written notice asserting any such violation. "INSURANCE LAWS" means any statute, rule or regulation issued by any governmental agency (including, without limitation, any insurance regulatory agency or body) that relates to the business conducted by the Insurance Subsidiaries.

           SECTION 3.21 Intellectual Property.

           (a) Section 3.21 of the Company Disclosure Schedule sets forth a list of all patents, patent rights, invention disclosure statements, trademarks, trademark rights, trade names, trade name rights, service marks, and all applications for any of the foregoing, of the Company and its subsidiaries the absence of which would reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is entitled to receive or obligated to pay any royalties or similar payments in respect of Intellectual Property.

           (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property (as hereinafter defined) used or held for use in connection with the business of the Company and its subsidiaries as currently conducted or as contemplated to be conducted and the absence of which ownership or rights would reasonably be expected to have a Material Adverse Effect with respect to the Company.

           (c) The use of any Intellectual Property by the Company and its subsidiaries does not infringe on, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its subsidiaries acquired the right to use any material Intellectual Property, except where the result of such infringement, violation or failure does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

           (d) No person is challenging or, to the knowledge of the Company, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries, except where the result of such challenge, infringement or violation does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

           (e) Neither the Company nor any of its subsidiaries has received any notice (written or otherwise) of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries, except where the result of such assertion or claim does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

           (f) No material Intellectual Property owned/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property, other than as does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

For purposes of this Agreement, "INTELLECTUAL PROPERTY" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) all licenses (whether the Company is licensor or licensee) and other agreements relating to any Intellectual Property described in (i) or
(ii); (iv) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person;
(v) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vi) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vii) all computer software (including data and related documentation); (viii) any similar intellectual property or proprietary rights; and (ix) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

           SECTION 3.22 Year 2000. The Company and its subsidiaries have developed and are executing a plan with respect to Year 2000 readiness (the "COMPANY YEAR 2000 PLAN"). The Company has provided Parent with a copy of the Company Year 2000 Plan and has provided a report on the status of the Company Year 2000 Plan through April 30, 1999 that is accurate in all material respects. The Company Year 2000 Plan addresses the Year 2000 issues which, to the knowledge of the Company, are material to the Company and its subsidiaries, including internal information systems and process control risks, embedded circuitry risks and third party risks.

           SECTION 3.23 Opinion of Financial Advisor. Salomon Smith Barney Inc. (the "FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view, and, as of the date hereof, such opinion has not been withdrawn or modified.

           SECTION 3.24 Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

           SECTION 3.25 Accounting Matters; Tax Treatment. Neither the Company nor any of its affiliates or stockholders has taken or agreed to take any action or is aware of any fact or circumstance that would (i) prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations (except that no representation is made to the effect that the transactions contemplated by this Agreement will so qualify) or (ii) prevent the Merger from qualifying as a reorganization under Section 368 of the Code. The Company has not failed to bring to the attention of Parent any actions, agreements or understandings, whether written or oral, that would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

           SECTION 3.26 Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium", "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including, without limitation, any antitakeover provision in the Company's articles of incorporation or code of regulations, other than the provisions of Section 1701.831 of the OGCL (the "CONTROL SHARES ACQUISITION LAW"). The requirements of the Control Shares Acquisitions Law will be satisfied upon delivery to the stockholders of the Company of the Acquiring Person Statement (as defined in Section 6.1 hereof) and receipt of the Company Requisite Vote.

           SECTION 3.27 Amendment to the Company Rights Agreement. The Company Board has taken all necessary action (including any amendment thereof) under the Company Rights Agreement so that (a) none of the execution or delivery of this Agreement, the exchange of the shares of Parent Common Stock for the Shares in accordance with Article II, or any other transaction contemplated hereby will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, or a Distribution Date (as defined on the Company Rights Agreement), (ii) Parent or the Operating Company to be deemed an Acquiring Person (as defined in the Company Rights Agreement), or (iii) the Distribution Date (as defined in the Company Rights Agreement) to occur upon any such event; and (b) the Expiration Date (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

           Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and the Operating Company hereby represent and warrant to the Company as follows:

           SECTION 4.1 Organization.

           (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent or the Operating Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           (c) Parent has heretofore delivered to the Company accurate and complete copies of the articles of incorporation and bylaws of Parent as currently in effect.

           SECTION 4.2 Capitalization of Parent.

           (a) The authorized capital stock of the Parent consists of 200,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED STOCK"). As of April 30, 1999
(i) 59,413,295 shares of

Parent Common Stock are issued and outstanding; (ii) 2,111,482 shares of Parent Common Stock were subject to outstanding options issued pursuant to Parent's 1998 Stock Incentive Plan (the "1998 STOCK INCENTIVE PLAN"), and 4,539,159 shares of Parent Common Stock were reserved for issuance under the 1998 Stock Incentive Plan; and (iii) 4,877,625 shares of Parent Common Stock were issued and held in the treasury of the Parent. As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding and 297,066 shares of Parent Preferred Stock are reserved for issuance upon exercise of the Parent Rights pursuant to the Parent Rights Agreement. All the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Common Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, and except for the transactions contemplated by this Agreement and Parent's obligations under the Parent Rights Agreement, as of the date of this Agreement (1) there are no shares of capital stock or other voting securities of Parent authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Parent, obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, voting securities or other equity interest in Parent or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (3) there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any capital stock of Parent. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

           (b) All of the outstanding capital stock of Parent's subsidiaries (including the Operating Company) is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

           SECTION 4.3 Authority Relative to This Agreement.

           (a) Each of Parent and the Operating Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or the Operating Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Share Issuance, the

Parent Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by each of Parent and the Operating Company and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and the Operating Company, enforceable against each of Parent and the Operating Company in accordance with its terms.

           (b) The Boards of Directors of Parent (the "PARENT BOARD") and the Operating Company and Parent as the sole stockholder of the Operating Company have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of the Operating Company for the consummation of the transactions. The affirmative approval of the holders of Parent Common Stock representing a majority vote of stockholders present at the Parent Stockholders Meeting (as hereinafter defined) (the "PARENT REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of Parent necessary to approve the Share Issuance.

           SECTION 4.4 SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC since January 1, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1996 and (iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1996 (the "PARENT SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1999, there has not been any change, or any application or request for any change, by Parent or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes.

           SECTION 4.5 No Undisclosed Liabilities. Neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances known to Parent which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Parent SEC Reports filed prior to the date hereof, (b) liabilities or obligations incurred in the ordinary course of business which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent and (c) liabilities or obligations incurred in connection with the transactions contemplated hereby.

           SECTION 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Parent Disclosure Schedule, since December 31, 1998 (a) the businesses of the Parent and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and (b) there has not been any event, change, occurrence or development that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent (other than any event, occurrence, development or state of circumstances or facts resulting primarily from (i) changes in general economic conditions or
(ii) events or developments generally affecting the industry in which the Parent and its subsidiaries operate).

           SECTION 4.7 Information Supplied. None of the information supplied or to be supplied by Parent or the Operating Company for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the Company Stockholder Meeting and the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Parent. The S-4 and, insofar as it relates to the Parent Stockholder Meeting, the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the respective rules and regulations thereunder.

           SECTION 4.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the Insurance Departments, the filing and recordation of certificates of merger as required by the DGCL and the OGCL and as otherwise set forth in Section 4.8 to the Parent Disclosure Schedule (the "PARENT REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or the Operating Company of this Agreement or the consummation by Parent or the Operating Company of the transactions contemplated hereby, except (other than in respect of those to be obtained from Insurance Departments) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or the Operating Company nor the consummation by Parent or the Operating Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or the Operating Company or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or the Operating Company or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "PARENT AND OPERATING COMPANY AGREEMENTS" or (iii) violate any Law applicable to Parent or the Operating Company or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Section 4.8 of the Parent Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained under the Parent and Operating Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

           SECTION 4.9 Compliance with Applicable Laws. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date hereof, the businesses of Parent and its subsidiaries are not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           SECTION 4.10 Absence of Questionable Payments. Neither Parent nor any of its subsidiaries nor, to Parent's knowledge, any director, officer, agent, employee or other person acting on behalf of Parent or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Parent nor any of its subsidiaries nor, to Parent's knowledge, any director, officer, agent, employee or other person acting on behalf of Parent or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To Parent's knowledge, Parent and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

           SECTION 4.11 Year 2000. Parent and its subsidiaries have developed and are executing a plan with respect to Year 2000 readiness (the "PARENT YEAR 2000 PLAN"). Parent has provided the Company with a copy of the Parent Year 2000 Plan and has provided a report on the status of the Parent Year 2000 Plan through April 30, 1999 that is accurate in all material respects. The Parent Year 2000 Plan addresses the Year 2000 issues which, to the knowledge of Parent, are material to Parent and its subsidiaries, including internal information systems and process control risks, embedded circuitry risks and third party risks.

           SECTION 4.12 Opinion of Financial Advisor. The Board of Directors of the Parent has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Common Merger Consideration is fair to the Parent from a financial point of view and, as of the date hereof, such opinion has not been withdrawn or modified in a manner adverse to Parent.

           SECTION 4.13 Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or the Operating Company or any of their affiliates.

           SECTION 4.14 Accounting Matters; Tax Treatment. Neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would (a) prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations (except that no representation is made to the effect that the transactions contemplated by this Agreement will so qualify) or (b) prevent the Merger from qualifying as a reorganization under Section 368 of the Code. Parent has not failed to bring to the attention of the Company any actions, agreements or understandings, whether written or oral, that would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

           SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent,

           (a) amend its certificate of incorporation or bylaws (or other similar governing instrument) or amend, modify or terminate the Company Rights Agreement;

           (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to Company Stock Options outstanding on the date of this Agreement or the issuance of Shares pursuant to stock unit grants outstanding on the date of this Agreement under the 1995 Directors' Stock Purchase Plan, pursuant to the Incentive Program (pursuant to irrevocable elections made prior to the date of this Agreement) or upon conversion of the Company Preferred Stock outstanding on the date of this Agreement or the issuance of stock options under the Incentive Program (pursuant to irrevocable elections made prior to the date of this Agreement);

           (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except the declaration and payment of regular quarterly cash dividends on the Company Preferred Stock in accordance with their respective terms with usual record and payments dates in accordance with past dividend practice; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

           (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

           (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

           (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to be created any material Lien thereupon;

           (g) except as may be required by Law, enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or (except as required under agreements existing on the date hereof and except for increases in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices) employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

           (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

           (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it and, except as may be required as a result of a change in law or statutory accounting practices of New York or Wisconsin, as applicable, permit any Insurance Subsidiary to make, any material change in the reinsurance, claim processing and payment, reserving, financial or accounting practices or policies of any Insurance Subsidiary;

           (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

           (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.18; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $10 million or, in the aggregate, are in excess of $67 million; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

           (l) make or revoke any Tax election, or settle or compromise any Tax liability in excess of amounts reserved therefor on the consolidated balance sheet of the Company as at the Audit Date, or change (or make a request to any Taxing authority to change) any aspect of its method of accounting for Tax purposes;

           (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Company's consolidated balance sheet as of March 31, 1999 (or the notes thereto) as included in the Company SEC Reports, or incurred in the ordinary and usual course of business consistent with past practice;

           (n) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

           (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

           (p) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or as a reorganization under Section 368(a) of the Code;

           (q) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

           (r) permit any Insurance Subsidiary to enter into or modify any reinsurance or retrocession agreement by any Insurance Subsidiary other than in the ordinary course of business consistent with past practice, or terminate or commute any reinsurance or retrocession agreement legally carried on the books of the Insurance Subsidiary at the time of such termination or commutation;

           (s) enter into any new agreement, commitment or understanding with the Insurance Departments, or amend any existing agreement, commitment or understanding with the Insurance Departments, including the Guaranty; or

           (t) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s) or any action which would (y) make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect or (z) result in any of the conditions to the Merger set forth in
Article VII hereof not being satisfied.

           SECTION 5.2 Conduct of Business of Parent. Except as otherwise expressly provided in this Agreement or as set forth in Section 5.2 of the Parent Disclosure Schedule, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

           (a) amend its certificate of incorporation (or other similar governing instrument) in any manner that would be materially adverse to the holders of Parent Common Stock;

           (b) (i) declare, set aside or pay any dividend or other distribution in respect of its capital stock except the declaration and payment of regular quarterly cash dividends not in excess of $0.125 per share of Parent Common Stock, (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such or (iii) redeem, repurchase or otherwise acquire any shares of Parent Common Stock;

           (c) take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or as a reorganization under Section 368(a) of the Code; or

           (d) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 2.1(e) or Sections 5.2(a) through 5.2(c) or any action which (y) would make the representations or warranties of Parent and the Operating Company in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue in any material respect or (z) result in any of the conditions to the Merger set forth in
Article VII hereof not being satisfied.

           SECTION 5.3 Access to Information.

           (a) Between the date hereof and the Effective Time, the Company will give Parent and the Operating Company and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and the Operating Company to make such inspections as Parent and the Operating Company may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and the Operating Company with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or the Operating Company may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement. The Company will keep Parent and the Operating Company fully informed, and consult with Parent and the Operating Company on a regular basis concerning, all matters pertaining to the Company's collective bargaining agreements and any and all negotiations in connection therewith.

           (b) Between the date hereof and the Effective Time, Parent and the Operating Company will give the Company and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of Parent and its subsidiaries, will permit the Company to make such inspections as the Company may reasonably require and will cause Parent's officers and those of its subsidiaries to furnish the Company with such financial and operating data and other information with respect to the business, properties and personnel of Parent and its subsidiaries as the Company may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(b) shall affect or be deemed to modify any of the representations or warranties made by Parent or the Operating Company in this Agreement.

           (c) Between the date hereof and the Effective Time, the Company shall furnish to Parent and the Operating Company, (i) concurrently with the deliveries thereof to management or the Company Board, such monthly financial statements and data as are regularly prepared for distribution to Company management or the Company Board and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)), shall be in accordance with the books and records of the Company.

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


           (d) Each of Parent and the Operating Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or the Operating Company in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated April 23, 1999 (the "CONFIDENTIALITY AGREEMENT").

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

           SECTION 6.1 Preparation of S-4 and the Proxy Statement. Parent and the Company will, as promptly as practicable, jointly prepare and file with the SEC the Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger and the vote of the stockholders of Parent with respect to the Share Issuance. Parent will, as promptly as practicable, prepare, following receipt of notification from the SEC that it has no further comments on the Proxy Statement, and file with the SEC the S-4, containing a joint proxy statement/prospectus, which shall also include all information required in order for such proxy statement to constitute an Acquiring Person Statement (as defined by Section 1701.01 (BB) of the OGCL), and forms of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. Parent and the Company will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement or the S-4 received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. Each of Parent and the Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders (including, in the case of the Company, the holders of the Company Preferred Stock) at the earliest practicable date.

           SECTION 6.2 Letter of Accountants.

           (a) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

           (b) Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, Parent's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

           SECTION 6.3 Meetings.

           (a) The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (ii) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and, except as permitted by Section 6.5, the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

           (b) Parent shall take all lawful action to (i) cause a special meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval of the Share Issuance and (ii) solicit proxies from its stockholders to obtain the Parent Requisite Vote. The Parent Board shall recommend approval of the Share Issuance by Parent's stockholders and, except as required to comply with their fiduciary duty under applicable Law, the Parent Board shall not be permitted to withdraw, amend or modify in a manner adverse to the Company such recommendation (or announce publicly its intention to do so).

           SECTION 6.4 Reasonable Best Efforts.

           (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

           (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law (as hereunder defined), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

           (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and 6.4(b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall (i) limit a party's right to terminate this Agreement pursuant to Section 8.2 (a), (d) or (e) so long as such party has up to then complied in all material respects with its obligations under this Section 6.4, or (ii) require Parent or the Operating Company to (x) enter into any "hold-separate" agreement or other agreement with respect to the disposition of any assets or businesses of the Parent or any of its subsidiaries or the Company or any of its subsidiaries in order to obtain clearance from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any state antitrust or competition authorities to proceed with the consummation of the transactions contemplated hereby; (y) consummate the transactions contemplated hereby in the event that any consent, approval or authorization of any Governmental Entity obtained or sought to be obtained in connection with this Agreement is conditioned upon the imposition of any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of the transactions contemplated hereby or the conduct of the business of the Surviving Corporation or the Parent (including any agreement not to compete in any geographic area or line of business) or results, or would result in, the abrogation or diminishment of any authority or license granted by any Governmental Entity; or (z) enter into negotiations with any labor organization representing employees of the Company or any of its subsidiaries as a condition to consummation of the transactions contemplated by this Agreement.

           SECTION 6.5 No Solicitation; Acquisition Proposals.

           (a) From the date hereof until the termination hereof, and except as expressly permitted by the following provisions of this Section 6.5, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 9.11(a)), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Company or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement as described below); provided, however, that nothing contained in this Section 6.5(a) shall prohibit the Company Board from, prior to receipt of the Company Requisite Vote, furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Board, after considering applicable provisions of state law and after consultation with outside legal counsel, determines in good faith that such action is necessary for the Company Board to discharge properly its fiduciary duties to the Company's stockholders under applicable Law, (B) the Company Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with an independent, nationally recognized financial advisor and after taking into account the strategic benefits to be derived from the Merger and the long term prospects of Parent and its subsidiaries, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger, and for which the Company Board determines in its good faith judgment (after such consultation) that financing, to the event required, is then committed or reasonably available (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (C) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent in all material respects as those contained in the Confidentiality Agreement between Parent and the Company as of the date hereof. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof or amendments or supplements thereto and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.5(a).

           (b) From the date hereof until the termination hereof, the Company will not (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, or (B) (except as expressly contemplated by this Agreement) amend, or approve any transaction or redeem rights under, the Company Rights Agreement.

           (c) Except as expressly permitted by this Section 6.5 or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.3(a), the Company Board will not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless (i) the Company has complied with the terms of Section 6.5(a), (ii) a Superior Proposal is pending at the time the Company Board determines to take any such action,
(iii) the Company Board, after considering applicable provisions of state law and after consultation with outside legal counsel, determines in good faith that such action is necessary for the Company Board to discharge properly its fiduciary duties to the Company's stockholders under applicable Law and (iv) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than two days prior to the time such action is taken); provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired) and unless it shall have first consulted with outside legal counsel, and have determined that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders. Nothing contained in this
Section 6.5 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Company Board, after considering applicable provisions of state law and after consultation with outside legal counsel is required under applicable Law; provided, that except in accordance with this Section 6.5(c) or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.3(a), the Board of Directors of the Company shall not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

           (d) Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 6.5 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.5 shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

           SECTION 6.6 Public Announcements. Each of Parent, the Operating Company and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the New York Stock Exchange, as determined by Parent, the Operating Company or the Company, as the case may be.

           SECTION 6.7 Indemnification; Directors' and Officers' Insurance.

           (a) The Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "INDEMNIFIED PARTIES") of the Company as provided in its articles of incorporation or code of regulations or in any agreement between the Company and any of the Indemnified Parties shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time, and accordingly during such period, the Surviving Corporation shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

           (b) For a period of three (3) years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Parent not greater than 250 percent of the annual premium (the "CURRENT PREMIUM") for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 250 percent of the current annual premiums of the Company for such insurance. The Company represents and warrants to Parent that the Current Premium is $315,000.

           (c) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's article of incorporation or code of regulations, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

           (d) The rights of each Indemnified Party under this Section 6.7 are intended to benefit, and shall be enforceable by, each Indemnified Party.

           SECTION 6.8 Notification of Certain Matters. The Company shall, upon obtaining knowledge of any of the following, give prompt notice to Parent and the Operating Company, and Parent and the Operating Company shall, upon obtaining knowledge of any of the following, give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or the Operating Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to the effect of the transactions contemplated hereby not to be satisfied, (iv) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (v) any notice or other communication from any Governmental Entity in connection with the Merger or Guaranty, (vi) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against the Company or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.20 or which relate to the consummation of the Merger, (vii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (viii) any Material Adverse Effect in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           SECTION 6.9 Pooling.

           (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent letters from its independent auditors, Deloitte & Touche LLP, dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "pooling of interests" under Opinion 16 of the Accounting Principles Board ("APB 16") and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement (it being understood and agreed that the delivery of such letters shall not constitute a condition to the parties' obligations to consummate the transactions contemplated by this Agreement).

           (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company letters from its independent auditors, Deloitte & Touche LLP, dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement (it being understood and agreed that the delivery of such letters shall not constitute a condition to the parties' obligations to consummate the transactions contemplated by this Agreement).

           (c) Each party hereto shall use its reasonable best efforts to take such actions (including seeking necessary waivers from employees under Company benefit plans or agreements with the Company) as are within its reasonable control so that the Merger will be accounted for as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations (it being understood and agreed that the qualification of the Merger as a "pooling of interests" shall not constitute a condition to the parties' obligations to consummate the transactions contemplated by this Agreement); provided, that the parties shall have no further obligations under this Section 6.9(c) following the date the S-4 is declared effective if Parent's accountants do not deliver the letter contemplated by Section 6.9(b) as of the date the S-4 is declared effective.

           SECTION 6.10 Tax-Free Reorganization Treatment. The Company, Parent and the Operating Company shall execute and deliver to Arnold & Porter, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to Parent and the Operating Company, certificates substantially in the forms agreed to on or prior to the date hereof at such time or times as reasonably requested by such law firms in connection with their respective deliveries of opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or the Operating Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

           SECTION 6.11 Employee Matters

           (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements disclosed in Section 6.11 of the Company Disclosure Schedule between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries; provided, however, that nothing in this Agreement shall preclude Parent or any of its affiliates from having the right to terminate the employment of any employee of the Company or any of its subsidiaries, with or without cause, or amend or terminate any Employee Benefit Plan, in each case after the Effective Time.

           (b) The Company Board shall have adopted prior to the Closing Date an amendment to each of the 1993 Long-Term Incentive Plan of Armco Inc. and the 1996 Incentive Plan of Armco Inc. in the form attached hereto as Schedule 6.11(b).

           SECTION 6.12 Affiliate Letters. Section 6.12 of the Company Disclosure Schedule (which shall be delivered not later than June 4, 1999) will set forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for "pooling of interests" accounting treatment under APB 16 and applicable SEC rules, and Section 6.12 of the Parent Disclosure Schedule (which shall be delivered not later than June 4, 1999) will set forth a list of all persons who are, and all persons who to Parent's knowledge will be at the Closing Date, "affiliates" of Parent for purposes of qualifying the Merger for "pooling of interests" under APB 16 and the applicable SEC rules and regulations. The Company and Parent will each respectively cause such lists to be updated promptly through the Closing Date. Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall cause its "affiliates" to deliver to Parent a written agreement substantially in the form attached as Exhibit A, and Parent shall cause its "affiliates" to deliver to the Company a written agreement substantially in the form attached as Exhibit B.

           SECTION 6.13 SEC Filings.

           (a) The Company shall furnish to the Parent copies of all reports, proxy statements and prospectuses of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments), in each the case of the interim financial statements, to normal, recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto.)

           (b) Parent shall furnish to the Company copies of all reports, proxy statements and prospectuses of the type referred to in Section 4.4 which it files with the SEC on or after the date hereof, and Parent represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

           SECTION 6.14 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4, which shall be shared equally by the Company and Parent, and (b), if applicable, as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

           SECTION 6.15 Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

           SECTION 6.16 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

           ISECTION 6.17 Combined Operations. Parent agrees to use its reasonable best efforts to make publicly available, promptly following the Closing, consolidated financial results (including combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company, pursuant to the requirements of APB 16.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

           SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

           (a) This Agreement shall have been approved and adopted by the Company Requisite Vote and the Share Issuance shall have been approved by the Parent Requisite Vote;

           (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition;

           (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company) and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

           (d) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

           (e) The Parent Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject only to official notice of issuance.


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


           SECTION 7.2 Conditions to the Obligations of the Parent and the Operating Company. The respective obligations of Parent and the Operating Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and the Operating Company, as the case may be, to the extent permitted by applicable Law:

           (a) The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

           (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

           (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

           (d) Parent shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Effective Time, based on the representations of Parent, the Operating Company and the Company, referred to in Section 6.10, to the effect that the Merger will be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

           (e) (i) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).


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


           (ii) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (A) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company or Parent any damages that are material in relation to the Company and its subsidiaries taken as a whole or Parent and its subsidiaries taken as a whole, as applicable, (B) seeking to (1) prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as applicable, (2) compel the Company, Parent or any of their respective subsidiaries to dispose of or "hold separate" any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as applicable, as a result of the Merger or any of the other transactions contemplated by this Agreement or (3) impose any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of, the transactions contemplated hereby or the conduct of the business of the Surviving Corporation or the Parent (including any agreement not to compete in any geographic area or line of business), (C) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company or the Surviving Corporation, including the right to vote the common stock of the Surviving Corporation, on all matters properly presented to the stockholders of the Surviving Corporation, (D) seeking to prohibit Parent and its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries, taken as a whole, (E) which would result in the abrogation or diminishment of any authority or license granted by any Governmental Entity or (F) which otherwise could reasonably be expected to have a Material Adverse Effect on the Company or Material Adverse Effect on Parent.

           (iii) Parent, the Operating Company and the Company shall have obtained from or filed with, as appropriate, the relevant Insurance Departments such material consents, approvals, orders, authorizations, registrations, declarations, permits or filings in connection with this Agreement and the transactions contemplated by this Agreement for the conduct of their businesses as currently conducted or as expected to be conducted. All orders, consents, permits, authorizations, approvals, and waivers necessary to be obtained from Insurance Departments for the consummation of the Closing of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, in each case (A) without the abrogation or diminishment of the authority or license currently held by any Insurance Subsidiary, or the imposition of significant restrictions upon the transactions contemplated hereby or the conduct of the business of such Insurance Subsidiaries, following the Effective Time, (B) without any limitation, requirement or condition on Parent, the Operating Company, the Company or any subsidiary of the Company (other than the Insurance Subsidiaries), (C) without any limitation, requirement or condition on the Insurance Subsidiaries (except as and to the extent any such limitation, requirement or condition may exist on the date hereof in the Orders or as described in Section 3.18(xi) of the Company Disclosure Schedule), (D) without the imposition (either directly, indirectly or by virtue of the transactions contemplated by this Agreement) on Parent or the Operating Company of any guaranty relating to the obligations of any subsidiary of the Company, including, without limitation, the Insurance Subsidiaries, and (E) without requiring Parent, the Operating Company or the Company to vary the financial or other terms of the transactions contemplated hereby.

           (f) The Company shall have obtained (i) the consents and approvals set forth in Sections 3.3 and 3.8 of the Company Disclosure Schedule and (ii) the consent or approval of each person whose consent or approval shall be required under any Material Contract, Real Property Lease or other obligation to which the Company or any of its subsidiaries is a party, except those for which the failure to obtain such consents or approvals does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and would not prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

           (g) Not later than 45 days prior to the Company Stockholder Meeting, Parent shall have received from Company's "affiliates" a written agreement substantially in the form attached as Exhibit A.

           (h) The Company Board shall have adopted the amendments to certain of its incentive plans, as provided in Section 6.11(b).

           SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

           (a) The representations and warranties of Parent and the Operating Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and the Operating Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

           (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

           (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

           (d) The Company shall have received an opinion of Arnold & Porter, dated the Effective Time, based on the representations of Parent, the Operating Company and the Company, referred to in Section 6.10 hereof, to the effect that the Merger will be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

           (e) Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall have received from Parent's "affiliates" a written agreement substantially in the form attached as Exhibit B; provided, that this condition shall be of no force or effect if Parent's accountants do not deliver the letter contemplated by Section 6.9(b) hereof as of the date the S-4 is declared effective.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

           SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote and the approval of the Shares Issuance by the Parent Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

           SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

           (a) the Merger shall not have been consummated by December 31, 1999, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote or of the Share Issuance by the Parent Requisite Vote (the "TERMINATION DATE"); provided, however, that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond March 31, 2000;

           (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

           (c) the Parent Requisite Vote shall not have been obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

           (d) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote or of the Share Issuance by the Parent Requisite Vote); or

           (e) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), and 7.2(e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

           SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the Company Board:

           (a) prior to receipt of the Company Requisite Vote, if (i) the Company is not in breach of Section 6.5, (ii) the Company Board shall have determined in good faith, after considering applicable provisions of state law and after consultation with outside legal counsel, that it is necessary for the Company Board to discharge properly its fiduciary duties to the Company's stockholders under applicable law, to terminate this Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal, and (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, but only if during the five business day period after the Company's notice, (A) the Company shall have offered to negotiate with (and, if such offer is accepted, or if requested by Parent, shall have negotiated with), and shall have caused its respective financial and legal advisors to negotiate with, Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein and (B) the Board of Directors of the Company shall thereafter have concluded, after considering the results of such negotiations and the revised proposals made by Parent, if any, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless (i) prior thereto the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5 and (ii) such termination is within two business days after the termination of the five business day period referred to in clause
(iii) above. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;


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


           (b) if there is a breach by Parent or the Operating Company of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 7.3(a) or 7.3(b), which has not been cured within 15 business days following receipt by Parent of written notice of such breach;

           (c) pursuant to Section 2.1(c) if, under the circumstances set forth therein, the Company has delivered a timely Termination Notice; provided that such termination shall not be effective unless and until Parent has failed to deliver a timely Top-Up Intent Notice in accordance with Section 2.1(c); or

           (d) the Parent Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified its approval of the Share Issuance, or shall have failed to call the Parent Stockholder Meeting in accordance with Section 6.3(b).

           SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Share Issuance by the Parent Requisite Vote referred to in Section 7.1(a) if:

           (a) the Company enters into a binding agreement for a Superior Proposal, or the Company Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholder Meeting in accordance with Section 6.3(a);

           (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 7.2(a) or 7.2(b), which has not been cured within 15 business days following receipt by the Company of written notice of such breach; or

           (c) the Company enters into, adopts, amends or extends (without the prior written consent of Parent, whether or not the same is required under this Agreement) any labor or collective bargaining agreement with respect to employees of the Company or its subsidiaries which agreement, amendment or modification is on terms that (i) are different from those in effect on the date hereof and (ii) Parent believes, in its sole discretion (exercised in good faith) do, or would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries or Parent and its subsidiaries (it being understood that if the Company takes any of the foregoing actions, the same shall be deemed a material breach by the Company of this Agreement) .

           SECTION 8.5 Effect of Termination and Abandonment.

           (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and

Sections 5.3(d), 6.14 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided in this Section 8.5, no such termination shall relieve any party hereto of any liability or damages resulting from (i) any willful breach of any representations or warranties contained in this Agreement or (ii) any breach of any covenant or agreement contained in this Agreement.

           (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a), or (iii) if within 18 months of the termination of this Agreement pursuant to Section 8.2(b) or by Parent pursuant to Section 8.4(b) any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent (by wire transfer of immediately available funds to an account designated by Parent) a termination fee of $30,000,000 plus, subject to the last sentence of this Section 8.5(b), the reimbursement of all of Parent's actual and documented expenses up to a maximum reimbursed amount of $5,000,000 (the "PARENT EXPENSES"), on the date of such termination, in the case of clauses (i) or (ii), or on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (iii). In addition, if an Acquisition Proposal shall have been made to the Company or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b), the Company shall promptly on demand reimburse all of the Parent Expenses and thereafter be obligated to pay the termination fee only in the event such fee is payable pursuant to this Section 8.5(b).

           (c) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(d) and, at the time of such termination, (i) Parent would not have been entitled to terminate this Agreement pursuant to Section 8.2 or 8.4, (ii) all conditions set forth in Sections 7.1 and 7.2 (other than Section 7.1(a), Section 7.1(d) (to the extent such condition is not satisfied by reason of any breach by Parent) and those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived or shall remain capable of being satisfied on or prior to the Termination Date and (iii) the Company shall not have sold its Sawhill Tubular Division, Parent shall pay to the Company, promptly on demand, $3,500,000 in respect of the Company's expenses in connection with the transactions contemplated by this Agreement; provided that if, within 18 months of the termination of this Agreement pursuant to
Section 8.3(d), the Company consummates a sale of its Sawhill Tubular Division, the Company shall, promptly on demand, repay such $3,500,000 to Parent.

           (d) Each of the Company and Parent acknowledges that the agreements contained in Sections 8.5(b) and 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and the Operating Company would not have entered into this Agreement;

accordingly, if the Company or Parent fails to promptly pay the amount due pursuant to Section 8.5(b), and, in order to obtain such payment, Parent or the Company commences a suit which results in a judgment against the Company or Parent for the fee set forth in this Section 8.5, the Company or Parent, as the case may be, shall pay to the other its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of The Fifth Third Bank in effect from time to time during such period plus two percent (2%).

           SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and the Operating Company at any time before or after approval of the Merger by the Company Requisite Vote and the approval of the Share Issuance by the Parent Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

           SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and the Operating Company shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

           SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

           SECTION 9.2 Entire Agreement; Assignment.

           (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

           (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that the Operating Company may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Operating Company of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

      if to Parent or to Merger
      Sub, to:                        AK Steel Holding Corporation
                                      703 Curtis Street
                                      Middletown, Ohio 45043-0001
                                      Attention: General Counsel
                                      Facsimile: (513) 425-5607

      with a copy to:                 Weil, Gotshal & Manges LLP
                                      767 Fifth Avenue
                                      New York, NY 10153
                                      Attention:  Howard Chatzinoff, Esq. and
                                      Stephen H. Cooper, Esq.
                                      Facsimile:  (212) 310-8007

      if to the Company, to:          Armco Inc.
                                      Legal Department
                                      One Oxford Center
                                      301 Grant Street
                                      Pittsburgh, PA 15219-1415
                                      Attention:  General Counsel
                                      Facsimile:  (412) 255-9985


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


      with a copy to:                 Arnold & Porter
                                      399 Park Avenue
                                      New York, NY 10022
                                      Attention:  Jonathan C. Stapleton, Esq.
                                      Facsimile (212) 715-1399

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

           SECTION 9.4 Governing Law. Except to the extent that Delaware Law or Ohio Law is mandatorily applicable to the Merger and for the rights of the shareholders of the Company, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

           SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and except as provided in Section 6.7(c) inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.7(c), nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.


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


           SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Southern District of the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the United States for the Southern District of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.

           SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 9.10 Interpretation.

           (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

           (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 20, 1999. The phrase "made available" in this agreement shall mean that the information


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

referred to has been actually delivered to the party to whom such information is to be made available.

           (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           SECTION 9.11 Definitions.

           (a) "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

           (c) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

           (d) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, business, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

           (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

           (f) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar


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functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

           SECTION 9.12 Certain Ohio Matters. The Operating Company hereby represents, warrants and agrees as follows:

           (a) The principal office of the Operating Company in Delaware, its state of incorporation, is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

           (b) The Operating Company hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of Ohio as its agent to accept service of process in any proceeding in Ohio to enforce against the Operating Company any obligation of the Company or to enforce the rights of a dissenting shareholder of the Company.

           (c) The Operating Company desires to transact business in Ohio as a foreign corporation and has previously qualified to do so. The Operating Company has appointed CT Corporation System, Carew Tower, Cincinnati, Ohio 45202 as its statutory agent for service of process.

                            [signature page follows]







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


           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                    AK STEEL HOLDING CORPORATION



                    By:       / s /   Richard M. Wardrop, Jr.
                       --------------------------------------------------------
                              Name:   Richard M. Wardrop, Jr.
                              Title:  Chairman and Chief Executive Officer



                    AK STEEL CORPORATION



                    By:       / s /   Richard M. Wardrop, Jr.
                       --------------------------------------------------------
                              Name:   Richard M. Wardrop, Jr.
                              Title:  Chairman and Chief Executive Officer



                    ARMCO INC.



                    By:       / s /   James F. Will
                       --------------------------------------------------------
                              Name:   James F. Will
                              Title:  President and Chief Executive Officer





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